- - - -------------------------------------------------------------------------------




                           PROTECTIVE LIFE CORPORATION
                                       to

                       AMSOUTH BANK OF ALABAMA, as Trustee


                       -----------------------------------


                          SUPPLEMENTAL INDENTURE No. 2

                           Dated as of August 1, 1994


                        ---------------------------------






- - - -------------------------------------------------------------------------------

                           PROTECTIVE LIFE CORPORATION


                          SUPPLEMENTAL INDENTURE No. 2


          SUPPLEMENTAL INDENTURE No. 2, dated as of August 1, 1994, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to AMSOUTH BANK OF ALABAMA, a state banking corporation, as trustee (the "Trustee").


                                    RECITALS


          The Company has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of June 1, 1994, as supplemented and amended by Supplemental Indenture No. 1, dated as of June 9, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

          The Company desires to be able to issue Securities under the Indenture that are convertible into or exchangeable for the common stock, par value $0.50 per share, of the Company or other securities or property.

          For and in consideration of the premises, it is mutually covenanted and agreed as follows:


                                    ARTICLE 1

                       Relation to Indenture; Definitions

          Section 1.1. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

          Section 1.2.   For all purposes of this Supplemental Indenture No. 2:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this

     Supplemental Indenture No. 2; and

          (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 2.


                                    ARTICLE 2

                             Amendment of Indenture

          Section 2.1. AMENDMENT OF SECTION 3.1(B). Section 3.1(b) of the Indenture is hereby amended by (A) deleting the word "and" from the last line of clause (24) thereof, (B) renumbering clause (25) as clause (26) and (C) inserting the following as a new clause (25):

          "(25) the terms, if any, upon which such Securities may be converted or exchanged, at the option of the holders thereof, into or for shares of the Common Stock, par value $0.50 per share, of the Company or other securities or property."


                                    ARTICLE 3

                            Miscellaneous Provisions

          Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

          Section 3.2. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.


                              PROTECTIVE LIFE CORPORATION



                              By:   /s/ Drayton Nabers, Jr.
                                   ------------------------
                                  Name:  Drayton Nabers, Jr.
                                  Title: President & Chief
                                         Executive Officer

                              By:   /s/ R. Stephen Briggs
                                   ----------------------
                                  Name:  R. Stephen Briggs
                                  Title: Executive Vice President


[Seal]


Attest:    /s/ John K Wright
          ------------------
        Name:  John K. Wright
        Title: Secretary


                              AMSOUTH BANK OF ALABAMA,
                                        Trustee



                              By:  /s/ Charles S. Northen IV
                                  --------------------------
                                  Name:  Charles S. Northen IV
                                  Title: Assistant Vice President
                                         and Corporate Trust
                                         Officer


[Seal]


Attest:   /s/ T. Franklin Caley
         ----------------------
        Name:  T. Franklin Caley
        Title: Vice President and
               Corporate Trust Officer